    As filed with the Securities and Exchange Commission on March 28, 1997.



                                                     Registration No.  333-_____



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              __________________

                            DIAMETRICS MEDICAL, INC
                            -----------------------
            (Exact name of registrant as specified in its charter)



          Minnesota                                    41-1663185
          ---------                                    ----------
(State or other jurisdiction of            (I.R.S.  Employer Identification No.)
incorporation or organization)



                               2658 Patton Road
                          Roseville, Minnesota 55113
                          --------------------------
              (Address of principal executive offices) (Zip code)


                            1990 STOCK OPTION PLAN
                            ----------------------
                             (Full title of plan)
                            ______________________


                             Mr. David T. Giddings
                            Chief Executive Officer
                               2658 Patton Road
                         Roseville, Minnesota   55113
                    (Name and address of agent for service)
                                (612) 639-8035
         (Telephone number, including area code, of agent for service)

                             ____________________

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.


                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                           Proposed            Proposed
 Title of each class                   Maximum Offering         Maximum
 of Securities to be    Amount to be         Price        Aggregate Offering      Amount of
     registered        registered (1)    per Unit (2)          Price (2)       Registration Fee
-----------------------------------------------------------------------------------------------
     Common Stock
   ($.01 par value)      1,260,000         $3-3/4           $4,725,000.00          $1,432.00
-----------------------------------------------------------------------------------------------

(1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the 1990 Stock Option Plan (the "Plan") in addition to shares previously registered under the Plan.

(2) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported by Nasdaq on March 25, 1997.

Pursuant to General Instruction E of the General Instructions to Form S-8, the Registration Statement incorporates by reference the Registration Statement on Form S-8 relating to the Plan and filed with the Securities and Exchange Commission on September 1, 1994 (File No. 33-83572).

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
         --------


              5    Opinion of Dorsey & Whitney LLP regarding legality

              23.1 Consent of KMPG Peat Marwick LLP, independent auditors

              23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

              24   Powers of Attorney (included in signature page)

Item 9.  Undertakings.
         ------------

A.  Post-Effective Amendments.
    -------------------------

              The undersigned issuer hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (b) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Subsequent Documents Incorporated by Reference.
     ----------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Claims for Indemnification.
     --------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of Minnesota, on this 27th day of March, 1997.

               Diametrics Medical, Inc.

               By /s/ David T. Giddings
                 --------------------------
                 David T. Giddings, Chief Executive
                 Officer and Chairman

          Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

Signature                          Title
---------                          -----
/s/ David T. Giddings
-----------------------------
David T. Giddings                  Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ Laurence L. Betterley
-----------------------------
Laurence L. Betterley              Chief Financial Officer (Principal Financial Officer)

/s/ Jill M. Nussbaum
-----------------------------
Jill M. Nussbaum                   Corporate Controller (Principal Accounting Officer)

Mark B. Knudson, Ph.D.             Director                 )
James E. Ashton, Ph.D              Director                 )
Fred E. Silverstein, M.D.          Director                 )                   By: /s/ Laurence L. Betterley
Gerald L. Cohn                     Director                 )                       -------------------------
Andre' de Bruin                    Director                 )                       as Attorney-In-Fact
Richard A. Norling                 Director                 )                   Dated:  March 27, 1997
Roy S. Johnson                     Director                 )


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David T. Giddings and Laurence L. Betterley, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended, for the registration of 1,260,000 shares of Common Stock of Diametrics Medical, Inc. under its 1990 Stock Option Plan, and any and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                      /s/ Roy S. Johnson
                                      ------------------------------------
Dated:  March 23, 1997                Roy S. Johnson

/s/  Mark B. Knudson                  /s/  James E. Ashton
------------------------------        ------------------------------------
Mark B. Knudson, Ph.D.                James E. Ashton, Ph.D

/s/  Fred E. Silverstein              /s/  Gerald L. Cohn
------------------------------        ------------------------------------
Fred E. Silverstein, M.D.             Gerald L. Cohn

/s/  Andre' de Bruin                  /s/  Richard A. Norling
------------------------------        ------------------------------------
Andre' de Bruin                       Richard A. Norling

                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                                     Page
-------                                                                     ----
5      Opinion of Dorsey & Whitney LLP regarding legality

23.1   Consent of KMPG Peat Marwick LLP, independent auditors

23.2   Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

24     Powers of Attorney (included in signature page)